UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in Item 8.01(a) below, NetIQ Corporation (the “Company”), has amended its Restated Certificate of Incorporation and its Amended and Restated By-Laws. Item 8.01(a) is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events

(a)	Approval of Amendment of Restated Certificate of Incorporation to Declassify the Board of Directors and Related By-Law Amendments.

At the Annual Meeting of Shareholders of the Company held on November 18, 2005, the shareholders approved amendments to the Company’s Restated Certificate of Incorporation, as described in the Company’s Proxy Statement dated October 17, 2005 relating to the Annual Meeting, to eliminate the classified board structure and provide for the annual election of all directors (the “Declassification Amendment”). The Declassification Amendment was filed with the Secretary of State of the State of Delaware by the Company on November 28, 2005 and became effective upon filing. A copy of the Amended and Restated Certificate of Incorporation of the Company reflecting the Declassification Amendment, as filed with the State of Delaware, is being filed herewith as Exhibit 3.1 and is incorporated into this Item 8.01(a) by reference.

Effective upon the adoption of the Declassification Amendment, Section 3.03 of the Company’s Amended and Restated By-Laws was amended to reflect the elimination of the classified board structure. A copy of the Amended and Restated Bylaws, as amended, is being filed herewith as Exhibit 3.2 and is incorporated into this Item 8.01(a) by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Betsy E. Bayha
Betsy E. Bayha Senior Vice President, General Counsel and Secretary

Date:	December 2, 2005

 Exhibit Index

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.